UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 12, 2019

LIBERTY TAX, INC.
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	001-35588 (Commission File Number)	27-3561876 (I.R.S. Employer Identification Number)

1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454
(Address of Principal Executive Offices)  (Zip Code)

(757) 493-8855
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act: None.
Indicate by check mark whether the registrant is an emerging growth company as denied in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 5.07    Submission of Matters to a Vote of Security Holders

(a)	The 2019 annual meeting of stockholders of Liberty Tax, Inc. (the "Company") was held on September 12, 2019 (the “Annual Meeting”).

(b)	A quorum was present for the Annual Meeting, and the voting results of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting are set forth below.

1) Each of the following nominees for director was elected by the holders of the Company’s outstanding capital stock to serve until the next annual meeting of stockholders or until a respective successor is elected and qualified:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Matthew Avril	16,774,186	24,227	—
Patrick A. Cozza	16,774,285	24,128	—
Thomas Herskovits	15,462,379	1,336,034	—
Brian R. Kahn	16,766,108	32,305	—
Andrew M. Laurence	16,774,190	24,223	—
Lawrence Miller	16,775,368	23,045	—
G. William Minner, Jr.	16,762,860	35,553	—
Bryant R. Riley	16,771,766	26,647	—
Kenneth M. Young	16,660,493	137,920	—

2) The proposal for the approval, in an advisory and non-binding vote, of the compensation of the Company’s named executive officers as disclosed in the proxy statement was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,816,082	16,894	965,437	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY TAX, INC.

Date: September 18, 2019	By:	/s/ Michael S. Piper
Michael S. Piper
Vice President and Chief Financial Officer